UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2014

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Approach Resources Inc. on November 8, 2013. Amendment No. 1 is being filed to include additional information under Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 7, 2013, the Company announced that Sergei Krylov was anticipated to replace Mr. Smart as the Company’s Executive Vice President and Chief Financial Officer, subject to satisfaction of certain conditions of his prior employment. On January 3, 2014, the Company entered into an employment agreement (the “Krylov Agreement”) with Mr. Krylov who will replace Mr. Smart as the Company’s Executive Vice President and Chief Financial Officer. The Krylov Agreement has an initial term of two years and is subject to automatic one-year extensions until termination or a notice of nonrenewal is provided by either party. The Krylov Agreement provides, among other things, that Mr. Krylov will (i) receive an annual base salary of $375,000, (ii) be entitled to participate in the Company’s bonus plans and other employment benefits available to executive level employees, and (iii) be entitled to certain severance benefits upon a termination by the Company “without cause,” at his election for “good reason” and upon a “change in control” of the Company. Upon a termination in connection with a “change in control,” Mr. Krylov will be entitled to receive (1) a cash payment equal to 200% of his base salary, (2) 200% of his average bonus over the two years preceding his termination, determined and paid at such time and in the manner applicable to other executive employees of the Company, and (3) a monthly reimbursement for continuing health care coverage during the applicable eighteen (18) month COBRA continuation period.

In addition, in connection with his acceptance of an offer of employment with the Company, Mr. Krylov was (A) paid a cash sign-on bonus equal to $350,000, subject to repayment if his employment with the Company is terminated within the first year of his employment, (B) granted vested shares of the Company’s common stock pursuant to the Plan with a fair market value equal to $500,000 on the grant date, and (C) awarded shares of restricted stock pursuant to the Plan with a fair market value equal to $1,000,000 on the grant date and subject to cliff vesting upon the third anniversary of the grant date, subject to acceleration upon a “change in control” and determined under the Plan. Under the Krylov Agreement, Mr. Krylov is subject to certain confidentiality, non-compete and non-solicitation obligations that apply to all executive level employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Chief Administrative Officer

Date: January 6, 2014

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